Exhibit 23(b)



April 29, 1998

Noise Cancellation Technologies, Inc.
1025 West Nursery Road, Suite 120
Linthicum, MD  21090

Dear Sirs:

We consent to the incorporation in Registration Statement on form S-3, Amendment No. 1 of our opinion on the financial statements of Noise Cancellation Technologies (UK) Limited as of December 31, 1997 and December 31, 1996 and for each of the three years ended December 31, 1997, included in the Annual Report on Form 10-K/A.

Yours faithfully,

/s/ PETERS ELWORTHY & MOORE
Peters Elworthy & Moore